Exhibit 3.1

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "RIDGEWOOD ENERGY 2009 A-1 FUND, LLC", FILED IN THIS OFFICE ON THE THIRD DAY OF FEBRUARY, A.D. 2009, AT 2:22 O'CLOCK P.M.

/s/Jeffrey W. Bullock
4651975 8100 090096937 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State Authentication : 7116411 DATE : 02-03-09

State of Delaware Secretary of State Division of Corporations Delivered 02:22 PM 02/03/2009 FILED 02:22 PM 02/03/2009 SRV 090096937 - 4651975 FILE

CERTIFICATE OF FORMATION

OF

RIDGEWOOD ENERGY 2009 A-1 FUND, LLC

1.    The name of the limited liability company is:

RIDGEWOOD ENERGY 2009 A-1 FUND, LLC

2.    The address of its registered office in the State of Delaware is Monarch Management Services, LLC, 1314 King Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Monarch Management Services, LLC.

3.    Pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act,  6 Del. C. § 18-101 et seq., the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to a particular series of the Company, whether such series is now authorized and existing pursuant to the Limited Liability Company Agreement of the Company or is hereafter authorized and existing pursuant to the Limited Liability Company Agreement, shall be enforceable against the assets associated with that series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of the such series.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of RIDGEWOOD ENERGY 2009 A-1 FUND, LLC this 3rd day of February, 2009.

By:	/s/ Maria E. Haggerty
Maria E. Haggerty, Authorized Person